UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 20, 2010

MedQuist Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

New Jersey	0-19941	22-2531298
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1000 Bishops Gate Boulevard, Suite 300, Mount Laurel, New Jersey		08054-4632
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	856.206.4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07 Submission of Matters to a Vote of Security Holders.

The 2010 Annual Meeting of Shareholders of MedQuist Inc. (“MedQuist”) was held on December 20, 2010 (the “Annual Meeting”). At the Annual Meeting, the sole matter submitted to a vote of the holders of MedQuist’s common stock was a proposal to elect eight directors nominated by MedQuist’s Board of Directors.

Each of the eight nominees were elected as directors to hold office for a one-year term or until his successor is duly elected and qualified, with the following voting results:

Director Nominee	Votes For	Votes Withheld
Robert Aquilina	29,126,862	1,169,130
Frank Baker	29,058,603	1,237,389
Peter E. Berger	29,056,203	1,239,789
John F. Jastrem	30,246,481	49,511
Colin J. O’Brien	30,247,084	48,908
Warren E. Pinckert II	30,227,079	68,913
Michael Seedman	29,056,203	1,239,789
Andrew E. Vogel	30,241,251	54,741

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MedQuist Inc.

December 27, 2010	By:	/s/ Mark R. Sullivan

Name: Mark R. Sullivan
Title: General Counsel, Chief Compliance Officer & Secretary